Exhibit 10.12

SCHEDULE OF PARTICIPATING DIRECTORS AND OFFICERS

Armstrong Holdings, Inc. and Armstrong World Industries, Inc. have entered into substantially similar agreements with certain of its directors and officers, including Michael D. Lockhart, H. Jesse Arnelle, James E. Marley, Jerre L. Stead, Judith R. Haberkorn, John N. Rigas, Stephen J. Senkowski and William C. Rodruan.